## Post-Event Report

**Event**:

Site Walkthrough at Lux Solutions LLC.

**Date** : Friday May 7th, 2021
10:30am

**Location**:

Lux Solutions LLC.
12123 Barringer St.
South El Monte, Ca 91733
+1 (800) 279-8805


El Monte
FIVE POINTS
Mountain View High School
South El Monte
Lux Solutions LLC
California Country Club
McDonald's

**Summary of Event**

***Superscript denotes picture number**

1. Met with the supervisor Gerardo (6 Years at Facility)
2. Tour of facility with pictures


1
2
3

   a. The facility was very well organized with labeled pallets for each jobsite[1,2,3,6].
   b. There were multiple stations where employees and new hires could practice and perfect the skills needed for each job[1,2]. Station 1 had various electrical wiring configurations[1]. Station 2 allowed employees to practice conduit tube bending to maintain high quality product delivery[2].

3. Number of vehicles: eight vehicles and two trailers

5

6


4

a. Inside the facility there was the box truck[6] and boom truck[4,5] clean and in good condition. The large brown canisters along the wall and on the floor contain parts for recycling which the facility maintains to reduce unnecessary waste[1,4,5].


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9

b. The back parking lot had a work van[7], four utility trucks with racks[7,8,9,11], and standard black pickup truck[9].


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c. Lux has a money saving deal with a trailer company where they rent these two trailers for $600 a month with no other fees. Normal cost would be $200 a day plus other fees for general customers.

4. Office Area


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a. Gerardo's desk up front with a desk for meetings[12]. There is another desk in the adjacent room for the office assistant who coordinates scheduling and paperwork. The warehouse perimeter has a metal fence with locking gate for security[13]. Building is a shared facility with Lux operating out of the far-right side.